UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   January 29, 2024

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            As part of the cost reduction initiatives of GSI Technology, Inc. (the “Company”) that were first announced in November 2022 pursuant to which the Company’s President and Chief Executive Officer agreed to a thirty percent (30%) reduction in base salary and other officers, including the Company’s Chief Financial Officer and Vice President, Sales, agreed to a ten percent (10%) reduction in base salary, the Board of Directors of the Company approved the grant of options to purchase shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s 2016 Equity Incentive Plan, as amended, to the named executive officers as follows:

Name	Title	No. of Options
Lee-Lean Shu	President and Chief Executive Officer	150,000
Douglas M. Schirle	Chief Financial Officer	20,000
Didier Lasserre	Vice President, Sales	20,000

The grant of the Stock Options was effective on January 29, 2024, and the Stock Options will vest in full on December 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer